UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010 (July 22, 2010)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2010, the Board of Directors of BioDelivery Sciences International, Inc. (the “Company”), following independent review, approval and recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors, adopted Amended and Restated Bylaws of the Company. The Amended and Restated Bylaws became effective on July 22, 2010. A summary of the material changes to the Amended and Restated Bylaws compared to the Company’s previous bylaws is as follows:

Item/Right	Amended & Restated Bylaws	Previous Bylaws

Ability of Board to postpone a stockholders’ meeting	The Board may postpone a stockholder’s meeting in its discretion.	No equivalent power.

Ability of stockholders to call a special meeting	Two-thirds of stockholders may call a special meeting.	Ten percent of stockholders may call a special meeting.

Agenda items for special stockholders meetings	Agenda items in special meetings called by stockholders limited to those not recently considered or to be considered at the next annual meeting.	No corresponding provision.

Proposing stockholders must appear at the meeting	If a stockholder does not appear in person or by proxy at a special meeting, such stockholder’s agenda items need not be considered.	No corresponding provision.

Appointment of inspector of elections	Only the Chairman may appoint the inspectors of elections.	Stockholders may request appointment of an inspector.

Advance notice for action of stockholders by written consent	Action by stockholder consent requires the same advance notice as stockholder action at a meeting.	No advance notice requirement for action by written consent of the stockholders.

Removal of board members for cause	Stockholders may only remove board members by a 2/3 majority and for cause (as defined).	A majority of stockholders may remove the board for cause. Cause is undefined.

Indemnification	Indemnity as specified in the Certificate of Incorporation; new directors elected in a contested election not entitled to indemnification without the consent of a majority of continuing board members.	Mandatory indemnification for directors and officers of the corporation, subject to certain exceptions. Permissive indemnification for lower agents, as superseded by the Certificate of Incorporation.

Voting in a contested election	Directors elected by majority of votes cast, or, in a contested election, by plurality.	Directors elected by majority of votes cast.

Officers	Neither President nor the Chairman need be CEO.	President shall be the CEO and if there is no President, the Chairman shall be CEO.

Board size	Board size shall be between 1 and 9.	Board size determined by directors from time to time.

Amendment of Bylaws	Stockholders may only amend the bylaws by a 2/3 majority.	Stockholders may amend the bylaws (required vote not specified.)

The above summary is qualified in its entirety by reference to a copy of the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 that is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 22, 2010, the Company held its 2010 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the annual meeting was 24,022,954. The number of shares of common stock present or represented by valid proxy at the annual meeting was 17,746,106. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To elect John J. Shea and Mark A. Sirgo, Pharm.D. as Class II directors to serve for a three-year term that expires at the 2013 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
John J. Shea	9,311,620	197,953	8,236,533
Mark A. Sirgo	9,301,439	208,134	8,236,533

Proposal 2: To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry, Bekaert & Holland, L.L.P as the Company’s independent auditor for the fiscal year ending December 31, 2010.

Shares Voted For	Shares Withheld	Shares Abstaining	Broker Non-Votes
17,620,292	121,167	4,645	—

Proposal 3: To transact such other business as may properly come before the meeting or any adjournment thereof.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
15,524,891	2,102,608	118,604	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of the Company adopted on July 22, 2010.

This Current Report on Form 8-K of the Company may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties, many of which are beyond the Company’s control. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2010	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
		Name:	James A. McNulty
		Title:	Secretary, Treasurer and Chief Financial Officer